Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-221244 and 333-222923) of Novo Nordisk A/S of our report dated February 3, 2021 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab
Copenhagen, Denmark
February 2, 2022